Exhibit 23.1
Ally Financial Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the below listed registration statements of our reports dated February 25, 2026, relating to the financial statements of Ally Financial Inc. and the effectiveness of Ally Financial Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

Form S-3:
No. 333-281524
No. 333-290659

Form S-8:
No. 333-258575
No. 333-195172

/S/ DELOITTE & TOUCHE LLP
Detroit, Michigan
February 25, 2026